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                                                                   EXHIBIT 99.1


LASON ANNOUNCES AGREEMENT TO MERGE WITH UK-BASED M-R GROUP

TROY, Mich. (March 25, 1999) - Lason, Inc. (Nasdaq NM: LSON) today announced that it reached agreement on the terms of a merger with M-R Group plc, a leading United Kingdom-based document and data management company. Revenue of M-R Group is approximately US $90 million on an annualized basis. The consolidated company, operating as Lason, Inc., will be the world's leading provider of integrated information management services for image and data capture, data management and output processing. "The proposed merger with London-based M-R Group meets our strategic objective of delivering information management services to our multi-national clients," stated Gary L. Monroe, Chairman and Chief Executive Officer of Lason. "M-R Group is our largest acquisition to date and provides Lason with a strong platform for growth in Europe, and provides an excellent management team to assist with future expansion. Colin Haylock, Executive Chairman of M-R Group, will continue to lead its operations and will report to me. "We are excited about the potential of cross-selling our service offerings through an expanded international network. M-R has a solid record of profitable growth, and we believe merging with a large platform company like M-R will enhance our world-wide leadership position. We are pleased that M-R's Board of Directors has unanimously recommended that its shareholders accept our offer. "The commonality of our and M-R's strategic direction and approach to the marketplace will facilitate our ability to grow the business together," concluded Mr. Monroe. The proposed transaction is expected to be accounted for as a pooling-of-interests for United States accounting purposes and will involve an exchange of newly issued Lason common stock valued at approximately US $145.2 million ((pound)88.4 million). Closing of the transaction is expected before June 30, 1999, and is subject to M-R Group shareholder and certain other approvals. Under terms of the agreement, M-R Group shareholders will receive
4.877 new shares of Lason common stock for every 100 M-R Group shares held. Based on the closing price of US$53.88 per Lason share on Wednesday, March 24, 1999, the terms equate to US$2.628 ((pound)1.60) per M-R Group share. Lason is a leading provider of integrated information management services for image and data capture, data management and output processing. Since its founding in 1985, Lason has grown to employ over 8,000 people with operations in 27 U.S. states, Canada, Mexico, India and the Caribbean, and serve over 4,000 customers. The Company currently has over 70 multi-functional imaging centers and operates over 100 facility management sites located on customers' premises. M-R Group is a leading United Kingdom document and data management company, employing over 1,000 people. M-R provides a variety of data and document management services including scanning and conversion, electronic storage and retrieval, micrographic and data management services. Its services are focused on the financial, telecommunications and utilities markets, in addition to government agencies. With its principal locations in the United Kingdom, M-R also offers its services to clients in the United States and has operations in Mauritius. For the fiscal year ended June 30, 1998, M-R's revenue was approximately (pound)46.8 million (US $76.0 million) of which approximately 23 per cent came from its United States- based operations. Its net income was approximately (pound)5.0 million (US$8.1million). M-R had stockholders' equity of approximately (pound)18.5 million (US$30.1 million) at June 30, 1998.

This press release, other than historical financial information, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E for the Securities



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Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward looking statements are(i) that the information is of a preliminary nature and may be subject to further adjustment, (ii) variations in quarterly results, (iii) the assimilation of acquisitions, (iv) the management of the Company's growth and expansion, (v) dependence on major customers, dependence on key personnel, (vi) development by competitors of new or superior products or services, or entry into the market of new competitors, (vii) fluctuations in paper prices, (viii) integrity and reliability of the Company's data, (ix) volatility of the Company's stock price, (x) changes in the business services outsourcing industry, (xi) significance of intangible assets, (xii) changes related to compensatory stock options, and (xiii) other risks identified from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.